Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended June 30, 2020
NEWPORT, RI - August 12, 2020 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended June 30, 2020.
2nd Quarter Highlights

•Net income attributable to Pangaea Logistics Solutions Ltd. was $3.0 million for three months ended June 30, 2020 as compared to $4.0 million of net income for the same period of 2019.
◦Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd. of $3.7 million as compared to $3.8 million for the three months ended June 30, 2019.
•Net income per share was $0.07 for three months ended June 30, 2020 as compared to earnings per share of $0.09 for the same period of 2019.
•Pangaea's TCE rates were $10,733 for the three months ended June 30, 2020 and $12,933 for the three months ended June 30, 2019. The market average for the second quarter of 2020 was approximately $5,548, giving the Company an overall average premium over market rates of approximately $5,185 or 93%.
•Adjusted EBITDA of $10.7 million for the three months ended June 30, 2020.
•Total revenue decreased to $70.4 million for the three months ended June 30, 2020, from $83.3 million for the three months ended June 30, 2019 due to a decrease in market hire and freight rates.
•At the end of the quarter, Pangaea had $49.5 million in cash, restricted cash and cash equivalents.

Ed Coll, Chief Executive Officer of Pangaea Logistics Solutions, commented:

"Our strong second quarter results outperformed in a challenging dry bulk market that tested historic lows in April and May. Adhering to our strategy in turbulent markets, we limited our exposure by adjusting our fleet composition, redelivering chartered vessels back to their owners over the last several months and replacing them when needed at lower cost. Second quarter 2020 operating income of $6.1 million, before non-cash impairment charges, is a remarkable turnaround from our first quarter of 2020 operating loss of $2.3 million. Our achieved TCE rate of $10,733 per day represented an outperformance of $5,548, or 93% premium over the average market rates.
Mr. Coll added, "Looking forward we move into our seasonally strong summer ice season in a strong position. Although the market has recovered somewhat since June, we are watching global economic output and the disruptions caused by COVID-19, from changes to our working environment to rotating crews aboard our vessels. We sincerely empathize with the hardships our people and their familiars are facing, ashore and aboard our vessels. Our results are encouraging, but we expect, and will prepare for, continued uncertainty and turbulence in our markets over the next few quarters."
Results for the three months ended June 30, 2020 and 2019
Total revenue was $70.4 million for the three months ended June 30, 2020, compared with $83.3 million for the three months ended June 30, 2019. The 15% decrease in revenues was mainly attributed to the decrease in the average time charter rates achieved by our vessels during the second quarter of 2020 compared to the same period in 2019.
Time Charter Equivalent rate (TCE) was $10,733 per day for the three months ended June 30, 2020, compared to an average of $12,933 per day for the same period in 2019. However, the achieved premium over the average market increased by $5,185 per day or 93% for the three months ended June 30, 2020. The total number of shipping days remained relatively consistent with a 1% increase to 3,600 days in the three months ended June 30, 2020, compared to 3,562 for the same period in 2019, predominantly due to the increase in voyage days.
Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $49.5 million as of June 30, 2020, compared with $53.1 million on December 31, 2019.
At June 30, 2020 and December 31, 2019, the Company had working capital of $37.3 million and $37.1 million, respectively. Operating cash flows during the six months ended June 30, 2020 was a net inflow of $6.9 million as compared to a net inflow of $19.6 million during the same period of 2019.
Investing cash flows during the six months ended June 30, 2020 was a net inflow of $5.8 million as compared to a net outflow of $33.5 million during the same period of 2019. Financing cash flows during the six months ended June 30, 2020 was a net outflow of $16.2 million as compared to net inflow of $1.5 million during the same period of 2019. The Company sold two vessels and paid off a lease obligation during the six months ended June 30, 2020.

Subsequent Event
On June 29, 2020, the Company entered into a memorandum of agreement to sell the Bulk Beothuk, a 2002-built Supramax vessel, to a third party for $4.6 million less a broker commission payable to a third party. The vessel was delivered to its new owner on August 4, 2020.
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on August 13, 2020 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID#8947025.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (855) 859-2056 (domestic) or (404) 537-3406 (international) and referencing ID#8947025.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Voyage revenue	$66,857,166	$77,430,067	$153,381,057	$143,281,414
Charter revenue	3,539,004	5,860,548	12,895,050	19,553,386
	70,396,170	83,290,615	166,276,107	162,834,800
Expenses:
Voyage expense	31,757,910	37,224,412	79,553,822	69,398,519
Charter hire expense	15,203,731	18,317,345	47,529,178	43,264,714
Vessel operating expense	9,325,060	11,074,547	19,258,922	20,828,922
General and administrative	3,872,388	5,358,991	7,865,631	9,392,671
Depreciation and amortization	4,345,707	4,491,327	8,587,958	8,868,515
Loss on impairment of vessels	1,801,039	—	1,801,039	—
Loss on sale of vessels	297,475	—	219,485	—
Total expenses	66,603,310	76,466,622	164,816,035	151,753,341

Income from operations	3,792,860	6,823,993	1,460,072	11,081,459

Other (expense) income:
Interest expense, net	(2,000,550)	(2,101,052)	(4,116,870)	(4,308,220)
Interest expense on related party debt	—	(11,138)	—	(38,036)
Unrealized gain (loss) on derivative instruments, net	1,404,317	215,171	(1,512,777)	2,504,957
Other income	98,635	232,092	695,191	399,912
Total other (expense), net	(497,598)	(1,664,927)	(4,934,456)	(1,441,387)

Net income (loss)	3,295,262	5,159,066	(3,474,384)	9,640,072
Income attributable to non-controlling interests	(290,086)	(1,126,565)	(315,815)	(1,905,017)
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$3,005,176	$4,032,501	$(3,790,199)	$7,735,055

Earnings per common share:
Basic	$0.07	$0.09	$(0.09)	$0.18
Diluted	$0.07	$0.09	$(0.09)	$0.18

Weighted average shares used to compute earnings per common share:
Basic	43,445,789	42,767,785	43,442,773	42,684,966
Diluted	43,445,789	43,293,022	43,442,773	43,202,187

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$46,993,067	$50,555,091
Restricted cash	1,000,000	1,000,000
Accounts receivable (net of allowance of $1,723,510 and $1,908,841 at June 30, 2020 and December 31, 2019, respectively)	18,197,943	28,309,402
Bunker inventory	11,648,319	21,001,010
Advance hire, prepaid expenses and other current assets	15,575,442	18,770,825
Vessel held for sale	4,563,000	8,319,152
Total current assets	97,977,771	127,955,480

Restricted cash	1,500,000	1,500,000
Fixed assets, net	278,383,059	281,474,857
Investment in newbuildings in-process	15,390,634	15,357,189
Finance lease right of use assets, net	46,259,982	53,615,305
Total assets	$439,511,446	$479,902,831

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$26,528,278	$39,973,635
Related party debt	242,852	332,987
Deferred revenue	5,343,392	14,376,394
Current portion of secured long-term debt	21,490,674	22,990,674
Current portion of finance lease liabilities	6,927,362	12,549,208
Dividend payable	95,500	631,961
Total current liabilities	60,628,058	90,854,859

Secured long-term debt, net	78,779,452	83,649,717
Finance lease liabilities, net	54,028,493	57,498,217
Long-term liabilities - other	5,108,793	4,828,364
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 45,065,662 shares issued and outstanding at June 30, 2020; 44,886,122 shares issued and outstanding at December 31, 2019	4,507	4,489
Additional paid-in capital	158,874,237	157,504,895
Retained earnings	8,946,381	12,736,580
Total Pangaea Logistics Solutions Ltd. equity	167,825,125	170,245,964
Non-controlling interests	73,141,525	72,825,710
Total stockholders' equity	240,966,650	243,071,674
Total liabilities and stockholders' equity	$439,511,446	$479,902,831

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows
(unaudited)

	Six Months Ended June 30,
	2020	2019
Operating activities
Net (loss) income	$(3,474,384)	$9,640,072
Adjustments to reconcile net income to net cash (used in) provided by operations:
Depreciation and amortization expense	8,587,958	8,868,515
Amortization of deferred financing costs	346,985	365,564
Amortization of prepaid rent	61,136	59,299
Unrealized loss (gain) on derivative instruments	1,512,777	(2,504,957)
Gain from equity method investee	(795,988)	(247,312)
Earnings attributable to non-controlling interest recorded as interest expense	28,166	—
(Recovery) provision for doubtful accounts	(185,331)	320,491
Loss on impairment of vessels	1,801,039	—
Loss on sale of vessel	219,485	—
Drydocking costs	(2,882,109)	(1,545,094)
Share-based compensation	1,523,486	1,045,507
Change in operating assets and liabilities:
Accounts receivable	10,296,790	7,984,657
Bunker inventory	9,352,691	1,775,598
Advance hire, prepaid expenses and other current assets	3,991,371	(1,821,751)
Accounts payable, accrued expenses and other current liabilities	(14,444,003)	1,546,305
Deferred revenue	(9,033,002)	(5,902,610)
Net cash provided by operating activities	6,907,067	19,584,284

Investing activities
Purchase of vessels and vessel improvements	(1,652,366)	(25,557,060)
Investment in newbuildings in-process	(33,445)	(7,657,000)
Purchase of fixed assets and equipment	(7,801)	(281,011)
Proceeds from sale of vessels	8,099,667	—
Purchase of derivative instrument	(628,000)	—
Net cash provided by (used in) investing activities	5,778,055	(33,495,071)

Financing activities
Proceeds from long-term debt	—	14,000,000
Payments of related party debt	—	(1,691,964)
Payments of financing fees and issuance costs	(149,118)	(277,577)
Payments of long-term debt	(6,568,134)	(12,242,949)
Proceeds from finance leases	—	13,000,000
Dividends paid to non-controlling interests	—	(4,666,665)
Payments of finance lease obligations	(9,091,570)	(2,908,693)
Accrued common stock dividends paid	(536,461)	(3,754,985)
Cash paid for incentive compensation shares relinquished	(154,126)	—
Contributions from non-controlling interest recorded as long-term liability	322,750	—
Payments to non-controlling interest recorded as long-term liability	(70,487)	—
Net cash (used in) provided by financing activities	(16,247,146)	1,457,167

Net decrease in cash, cash equivalents and restricted cash	(3,562,024)	(12,453,620)
Cash, cash equivalents and restricted cash at beginning of period	53,055,091	56,114,735
Cash, cash equivalents and restricted cash at end of period	$49,493,067	$43,661,115

Supplemental cash flow information
Cash and cash equivalents	$46,993,067	$41,161,115
Restricted cash	2,500,000	2,500,000
	$49,493,067	$43,661,115

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Transportation and Service Revenue
Gross Profit	9,781,061	12,218,543	11,409,632	20,545,840
Add:
Vessel Depreciation and Amortization	4,328,408	4,455,768	8,524,553	8,796,805
Net transportation and service revenue	$14,109,469	$16,674,311	$19,934,185	$29,342,645

Adjusted EBITDA
Income from operations	$3,792,860	$6,823,993	$1,460,072	$11,081,459
Depreciation and amortization	4,345,707	4,491,327	8,587,958	8,868,515
Loss on impairment of vessels	1,801,039	—	1,801,039	—
Loss on sale of vessel	297,475	—	219,485	—
Share-based compensation	420,717	370,908	1,523,486	1,045,507
Adjusted EBITDA	$10,657,798	$11,686,228	$13,592,040	$20,995,481

Earnings Per Common Share
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$3,005,176	$4,032,501	$(3,790,199)	$7,735,055

Weighted average number of common shares outstanding - basic	43,445,789	42,767,785	43,442,773	42,684,966
Weighted average number of common shares outstanding - diluted	43,445,789	43,293,022	43,442,773	43,202,187

Earnings per common share - basic	$0.07	$0.09	$(0.09)	$0.18
Earnings per common share - diluted	$0.07	$0.09	$(0.09)	$0.18

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$3,005,176	$4,032,501	$(3,790,199)	$7,735,055
Non-GAAP
Add: loss on sale of vessels	297,475	—	219,485	—
Loss on impairment of vessels	1,801,039	—	1,801,039	—
Unrealized (gain) loss on derivative instruments	(1,404,317)	(215,171)	1,512,777	(2,504,957)
Non-GAAP adjusted net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$3,699,373	$3,817,330	$(256,898)	$5,230,098

Weighted average number of common shares - basic	43,445,789	42,767,785	43,442,773	42,684,966
Weighted average number of common shares - diluted	43,445,789	43,293,022	43,442,773	43,202,187

Adjusted EPS - basic	$0.09	$0.09	$(0.01)	$0.12
Adjusted EPS - diluted	$0.09	$0.09	$(0.01)	$0.12

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels, stock-based compensation and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Tiya Gulanikar
Chief Financial Officer	Prosek Partners
401-846-7790	646-818-9288
Investors@pangaeals.com	tgulanikar@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.